SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. N/A )

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Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST GEORGIA COMMUNITY CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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(4)	Date Filed:

FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

770-504-1090	Emory B. Lewis
President and
Chief Executive Officer

April 20, 2006

Dear Shareholders:

You are cordially invited to attend the annual meeting of First Georgia Community Corp. shareholders, which will be held at 10:00 am on Thursday, May 25, 2006, at the Butts County Library, 436 E. College Street, Jackson, Georgia 30233.

The purpose of the meeting is to elect nine (9) directors to serve until the 2007 Annual Meeting and to address any other business matters which may arise.

The Official Notice, Proxy Statement, Annual Report to Shareholders, and Proxy are enclosed. It would be most helpful to us if you would kindly complete, sign and mail your proxy card back to us as soon as possible. We would greatly appreciate your voting “FOR” the directors nominated.

I look forward to being with you at the meeting.

Very truly yours,

/s/ Emory B. Lewis
Emory B. Lewis President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 25, 2006

TO THE HOLDERS OF COMMON STOCK

OF FIRST GEORGIA COMMUNITY CORP.

The Annual Meeting of Shareholders of First Georgia Community Corp. will be held on Thursday, May 25, 2006, at 10:00 am, local time, at the Butts County Public Library, 436 East College Street, Jackson, Georgia 30233, for the following purposes:

1.	To elect nine (9) directors to serve until the 2007 Annual Meeting of Shareholders.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof. Management at present knows of no other business to be presented at the meeting other than the report of management and presentation of financial statements. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of management.

Shareholders of record at the close of business on April 13, 2006 are entitled to notice of and to vote at the meeting and any recess or adjournment thereof.

For the Board of Directors,

/s/ Emory B. Lewis
Emory B. Lewis President and Chief Executive Officer

Jackson, Georgia

April 20, 2006

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

770-504-1090

PROXY STATEMENT

For the Annual Meeting of Shareholders

To be held Thursday, May 25, 2006

PROXY SOLICITATION

This Proxy Statement is furnished to shareholders of First Georgia Community Corp. (the “Company”), on or about April 24, 2006, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 10:00 am on Thursday, May 25, 2006, or any adjournment thereof. The meeting will be held at the Butts County Public Library, 436 East College Street, Jackson, Georgia.

The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the President of the Company at its principal office, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, or by attending the Annual Meeting and choosing to vote in person, in which case any prior proxy given will be revoked. Any written revocation will be effective upon receipt by the President of the Company.

If a shareholder designates how a proxy is to be voted on any of the business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a shareholder fails to designate how the proxy should be voted, the signed proxy will be voted FOR the election of the nine (9) nominees named below as directors and in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or fax by directors, officers and regular employees of the Company or its subsidiary.

VOTING AT THE ANNUAL MEETING

Shareholders of record at the close of business on April 13, 2006 will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 954,907 shares of common stock outstanding, with each share entitling the holder to one vote upon each matter to be presented at the Annual Meeting.

While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the shareholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the persons holding the proxies, which means that they may vote in accordance with their best judgment as to any other business that may properly be brought up at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

As authorized by the Bylaws of the Company, the Board of Directors has determined that the Board of Directors of the Company to be elected at the Annual Meeting shall consist of nine (9) persons. At the Annual Meeting, the nine directors are to be elected to serve until the 2007 annual meeting of shareholders or until their successors are duly elected and qualified. Management is soliciting proxies to vote for its nine nominees as directors of the Company. These nominees are as follows:

Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Emory B. Lewis, Harry Lewis, Joey McClelland, Alexander Pollack, James H. Warren, and George L. Weaver.

All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. Proxies cannot be voted for more than nine (9) persons. Assuming a quorum is represented at the Annual Meeting, the nominees presented above will be elected if each nominee receives more votes than any other nominee for the same seat on the Board of Directors. At the present time, we do not know of any competing nominees. As a result, abstentions and broker non-votes, in which a broker does not have discretionary authority to vote shares held in “street name” for a beneficial owner, will not affect the outcome of the election of directors.

Unless otherwise directed, it is the intention of the persons named as proxies to vote for the election of the nominees listed above.

If the above persons are elected as directors of the Company, the Company anticipates electing the same persons to serve as directors of the Company’s sole subsidiary, First Georgia Community Bank (the “Bank”).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE ABOVE-LISTED NINE (9) NOMINEES TO HOLD OFFICE UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Identification of Directors and Executive Officers

The Boards of Directors of the Company and the Bank consists of nine (9) persons, each of whom has been nominated for re-election to the Board of Directors. With the exception of Emory B. Lewis, each of those persons has been a director of the Company since its organization in 1996. In addition, each of these persons has been a director of the Bank since its organization in 1996. The directors of the Company and the Bank are as follows:

Charles W. Carter (70)

Mr. Carter has been affiliated with Carter Builders Supply in Jackson since 1968 and is currently its President. Mr. Carter was an advisory director of Citizens & Southern National Bank and its successor organization, NationsBank, in Jackson from 1978 until 1994.

Alfred D. Fears, Jr. (49)

Mr. Fears’ primary occupation is as an attorney, and he has been practicing law in Jackson, Georgia since 1981. He also manages an apartment rental business in Jackson.

William B. Jones (61)

From 1966 to 1976, Mr. Jones was a teacher, coach and school superintendent in Jackson, Georgia. Since 1977, Mr. Jones has practiced law in Jackson, Georgia, and has been active in the food and petroleum distribution business. Mr. Jones is currently President of Jones Petroleum Co., Meriwether Properties, Inc. and Vice President of Jones & Owenby, Inc., which operates two supermarkets. He also previously served on the Advisory Board of NationsBank in Jackson, Georgia.

Emory B. Lewis (69)

Mr. Lewis is the President and Chief Executive Officer of the Company and the Bank. He has held these positions with the Company and the Bank since October 2005 and was formerly President and Chief Executive Officer of First American Bank and Trust Company from 1989 until joining the Company.

Harry Lewis (53)

Mr. Lewis is the Secretary-Treasurer of the Company. He has served in this position since August 1997. Mr. Lewis also owns and operates an automobile dealership in Jackson, Georgia, which he has operated since 1983. He is also President of Playtime Learning Center, Inc.

Joey McClelland (59)

Mr. McClelland is presently the Owner and President of The McClelland Company, LLC providing design and implementation consulting services to international business operations. Presently he is also the Corporate Vice President of Furniture Brands International. From 2000 to 2003 he served as a Vice President with International Supply Chain - Home Depot. From 1997 to 1999, Mr. McClelland served as its director of International Consulting. Prior to 1997, Mr. McClelland acted as Executive Director of Marketing and Logistics Consulting, providing design and implementation consulting services. Prior to 1989, Mr. McClelland held numerous management level positions in related marketing fields.

Dr. Alexander Pollack (52)

Dr. Pollack is a retired general surgeon and former medical director at the Georgia Diagnostic and Classification Prison in Jackson, Georgia.

James H. Warren (67)

Mr. Warren is President of Sure Power, Inc. and Secretary-Treasurer of Brushy Mountain Hydro-Electric Power, Inc.

George L. Weaver (58)

Mr. Weaver has been President of Central Georgia EMC since 1984. From 1971 to 1984, Mr. Weaver held various management positions with Central Georgia EMC. Mr. Weaver served on the Advisory Board of NationsBank of Georgia, N.A. in Jackson, Georgia, and as Vice Chairman of the Board of Directors of Federated Rural Electric Insurance Corp and a member of its Audit Committee. He presently serves as a director of SEDC (past Chairman of the Board) and GRESCO, Inc. (past Chairman of the Board). Mr. Weaver is a past President of the Georgia Rural Electric Managers Association.

George L. Weaver serves as Chairman of the Company’s Board of Directors. Emory B. Lewis serves as President and Chief Executive Officer of the Company and the Bank. Harry Lewis serves as Corporate Secretary of the Company. Each officer serves at the pleasure of the Board of Directors of the Company.

There are not, and have not been during the last five years, any involvements by the above-listed persons in legal proceedings relating to the federal bankruptcy act, federal commodities law violations or securities law violations. In addition, none of the above-listed persons is currently charged with or within the last five years has been convicted of any criminal violations of law (other than minor traffic violations). In addition, there are not, and have not been within the last five years, any orders, judgments or decrees enjoining or limiting any director from engaging in any type of business practice or activity.

Charles W. Carter and Harry Lewis are first cousins. There are no other family relationships among the director nominees or among any of them and any members of management of the Company or the Bank.

There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. The Company paid Mr. Fears’ law firm $70,380 for legal services rendered to the Company during 2005, and it is anticipated Mr. Fears will provide legal services to the Company during 2006.

Meetings and Committees of the Board Of Directors

Because the Company is a holding company, the only significant asset of which is its wholly-owned subsidiary, the Bank, most of its business activities occur at the Bank level. In addition, the same persons who are management’s nominees as directors of the Company are likely to be elected as directors of the Bank. Therefore, information regarding the Board and committees is being given for both the Company and the Bank.

The Board of Directors of the Company held 15 meetings and the Board of Directors of the Bank held 17 meetings during the year ended December 31, 2005. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the Board on which they serve.

The Bank has the following principal permanent committees: Funds Management Committee, Audit and Compliance Committee, Compensation Committee, Loan Committee, Technology/Information Security Committee, Risk Management Committee, the Nominating Committee.

Audit and Compliance Committee. The Audit and Compliance Committee reviews independent audit reports, reports the findings to the Board of Directors and appoints the independent auditor. The Audit and Compliance Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The board of directors has not adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee members are Harry Lewis, William B. Jones, Alexander Pollack and James H. Warren. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. The Audit and Compliance Committee met five times during 2005.

Although none of the members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert,” the Board believes that each has the financial knowledge, business experience and independent judgment necessary to serve as the Audit Committee.

Nominating Committee. The Nominating Committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual shareholders’ meeting. The committee consists of George Weaver, Harry Lewis and Dan Fears. All of the committee members are independent directors in accordance with the Nasdaq Stock Market listing standards. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter may be obtained by writing to the Corporate Secretary at the Company’s and the Bank’s main office located at 150 Covington Street, Jackson, Georgia 30233. (See “Director Nominations and Shareholder Communications” on page 11.)

Compensation Committee. The Compensation Committee meets to review the compensation and benefits of employees, officers and directors of the Bank and to consider personnel matters of the Bank, including reviewing and approving option grants under the First Georgia Community Corp. 2001 Stock Incentive Plan. The Compensation Committee met four times during 2005. Its members are George Weaver, Harry Lewis, William B. Jones, and Dr. Alexander Pollack.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s audited consolidated financial statements for the year ended December 31, 2005.

•	The Audit Committee has reviewed and discussed the Company’s 2005 audited consolidated financial statements for the year ended December 31, 2005 with the Company’s management;

•	The Audit Committee has discussed with the independent auditors Mauldin & Jenkins, LLC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•	Based on review and discussions of the Company’s audited consolidated financial statements for the year ended December 31, 2005 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-KSB.

March 30, 2006	Audit Committee:	Harry Lewis (Chairperson)
William B. Jones
Alexander Pollack
James H. Warren

Executive Officers

Emory B. Lewis and Elaine S. Kendrick are the executive officers of the Company and the Bank. Information regarding their backgrounds follows:

Emory B. Lewis (69)

Mr. Lewis is the President and Chief Executive Officer of the Company and the Bank. He has held these positions with the Company and the Bank since October 2005 and was formerly President and Chief Executive Officer of First American Bank and Trust Company from 1989 until joining the Company.

Elaine S. Kendrick (58)

Ms. Kendrick is the Senior Vice President and Chief Financial Officer of the Bank and the Company and has served in that position since October 2003. She has been employed with the Bank since inception in September 1997 as the Senior Vice President and Senior Operations Officer. From 1996-1997, she served as Senior Vice President and Controller of Griffin Federal Savings Bank, Griffin, Georgia. From 1990-1996, she served as Vice President and Controller of Griffin Federal Savings Bank. From 1987-1990, she served as a banking officer for First Union National Bank of Georgia in Griffin and Newnan, Georgia. From 1965-1987, she served in various capacities for Commercial Bank & Trust Company.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all directors, officers and employees. A copy may be obtained, without charge, upon written request to First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, Attn: Corporate Secretary. The request may be delivered to the address set forth above or may be faxed to the attention of the Company’s Corporate Secretary at (770) 504-9090.

Compensation of Directors and Executive Officers

Executive Compensation

The Company does not separately compensate any of its directors or executive officers. Any compensation paid them is paid by the Bank. The following sets forth certain information concerning the compensation of Emory Lewis, who became the Company’s chief executive officer in October 2005, as well as the compensation of John Coleman, who served as the Company’s chief executive officer until October 2005. No other executive officer earned over $100,000 in combined salary and bonus for 2005.

Summary Compensation Table

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
Emory B. Lewis	2005	$39,487	(1)	0	0	(2)	0	0
President and Chief Executive Officer
John L. Coleman *	2005	$155,000		$25,000	0		0	0
Former President and Chief Executive	2004	$155,000		0	—	(2)	0	1,868	(3)
Officer	2003	$155,000			—	(2)	0	1,803	(3)

*	Mr. Coleman’s employment with the Company ended on October 19, 2005.
(1)	Consists of salary paid to Mr. Lewis for services as president and chief executive officer from October 2005 to December 2005 at an annualized rate of $200,000.
(2)	Other annual compensation does not include any “perks” and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.
(3)	The Company has provided Mr. Coleman with a $250,000 term life insurance policy. The premium paid by the Company in 2005 was $960; in 2004 was $960; and in 2003 was $960. Also, Mr. Coleman and the Bank entered into four split-dollar life insurance agreements in 1999 in connection with four life insurance policies insuring Mr. Coleman’s life purchased by the Bank. Compensation income is imputed to Mr. Coleman based on the current term rate for Mr. Coleman’s age multiplied by the aggregate death benefit payable under the policies to Mr. Coleman’s beneficiary. The Bank retains a portion of the death benefits payable under each policy. The maximum death benefit payable to Mr. Coleman’s beneficiary under three of the policies is $150,000 and $50,000 under the fourth policy, or an aggregate of $500,000 death benefit for the four policies. The compensation imputed to Mr. Coleman under these arrangements in 2005 was $978; in 2004 was $908; and in 2003 was $843. (See “—Employment Agreement” below.)

Neither Mr. Lewis nor Mr. Coleman received any stock options during 2005. The following table contains information, with respect to the individuals included in the Summary Compensation Table concerning the exercise of options during 2005 and unexercised options held as of the end of 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#)		Dollar Value of In-the-Money Options at FY-End ($)
Name			Exercisable	Unexercisable	Exercisable		Unexercisable
Emory B. Lewis	0	0	0	0	0	(1)	0
John L. Coleman	200	$2,476	0	0	0	(1)	0

(1)	Calculated by subtracting the exercise price from the market price per share of the common stock at fiscal year-end ($26) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.

Director Compensation

Board Fees. The directors of the Company are paid $750 per month for their services as well as $100 per meeting attended for Board Committees to which they are appointed.

Deferred Fee and Deferred Compensation Agreements. Effective as of January 1, 2001, the Bank entered into deferred fee agreements with its directors. In 1999, each of our directors entered into deferred compensation agreements with the Bank. Under these agreements, each director will be entitled to receive retirement benefits upon termination of service as a director for any reason other than for cause. If a director’s services are terminated for cause, he forfeits all benefits under the agreement applicable to him.

Benefits will be paid upon a director’s normal or early retirement or disability or in the event of a change in control (defined as a transfer of 25% or more of the Bank’s outstanding stock). If a director dies prior to termination of his service as a director, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account balance as of the date of his death.

Under the deferred fee agreement, benefits are payable to each director based upon the value in his “deferral account.” Each director’s deferral account includes his accumulated deferred fees plus accrued interest at a rate established annually by the Board of Directors. Benefits are payable in 120 equal monthly installments, including interest at a rate set by the Board of Directors for the year in which the termination of service occurs.

Under the deferred compensation agreement, benefits are payable based on the cash values of life insurance policies on the directors’ lives which were purchased by the Bank in 1999. The cash value will be reduced by the amount of the Bank’s after-tax opportunity cost of the policies, determined based on a pre-tax yield equal to the Fed Funds rate. The benefits will be paid out over a ten-year period.

Transactions With Management

In the ordinary course of its banking business, the Bank has had and anticipates that it will continue to have transactions with various directors, officers, principal shareholders, and their associates.

In the opinion of management, all loans and commitments to extend loans included in such transactions were made in the ordinary course of business substantially on the same terms, including interest rates and collateral, as those prevailing from time to time on comparable transactions with unaffiliated persons and do not involve more than a normal risk of collectibility or present any other unfavorable features. In management’s opinion, the amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to date to a director, director nominee, executive officer or principal security holder and their associates, individually or in the aggregate, did not exceed the maximum permitted under applicable banking regulations.

Stock Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock by the current directors, nominees for director, executive officers named in the Summary Compensation table, persons who to the Company’s knowledge own more than 5% of the outstanding common stock, and directors and executive officers as a group, as of April 13, 2006. Each indicated person has sole voting and investment power over the indicated shares except as otherwise noted below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Charles W. Carter	50,675	(1)	5.31
Alfred D. Fears	40,070	(2)	4.20
William B. Jones	112,585	(3)	11.79
Emory B. Lewis	0		0
Harry Lewis	36,145		3.79
Joey McClelland	35,645	(4)	3.73
Dr. Alexander Pollack	62,855	(5)	6.58
James H. Warren	24,185	(6)	2.53
George L. Weaver	48,789	(7)	5.11

All current directors and executive officers as a group (10 persons)	430,771		45.11

(1)	Includes 6,700 shares owned by C. Carter, Inc.; 1,500 shares owned by Jones Hometown Hardware; 4,400 shares owned by Mr. Carter’s wife; and 600 shares held by his wife as custodian for their grandchildren. Mr. Carter disclaims voting and investment power with respect to the shares held by his wife individually and as custodian. Does not include 1,900 shares owned by his adult son and 600 shares owned by his adult daughter over which he asserts no voting or investment power.

(2)	Includes 5,941 shares owned by Mr. Fears’ IRA; 650 shares owned by The Fears Firm, PC; 830 shares owned by Fears, Lawrence & Turner; 2,810 shares owned by his wife; and 14,059 shares held by his wife as trustee. Mr. Fears disclaims voting and investment power with respect to the shares held by his wife individually and as trustee. He does not include 55 shares owned by his adult daughter, over which shares he asserts no voting or investment power, or 2,086 shares owned by his father as life tenant over which he asserts no voting or investment power.
(3)	Includes 45,632 shares owned by wholly-owned corporations and 1,000 shares held by Mr. Jones’s wife. Mr. Jones disclaims voting and investment power with respect to the shares held by his wife. Does not include 1,560 shares owned by his adult sons, over which shares he asserts no voting or investment power.
(4)	Does not include 100 shares owned by Mr. McClelland’s adult son; 100 shares owned by Mr. McClelland’s adult daughter; or 1,800 shares owned by Mr. McClelland’s mother, over all of which shares he asserts no voting or investment power.
(5)	Includes 5,628 shares held by Pollack Art Foundation and 300 shares owned by Mr. Pollack’s minor sons.
(6)	Includes 2,926 shares owned by Mr. Warren’s IRA; 9,300 shares owned jointly with his wife; and 2,926 shares owned by Mr. Warren’s wife’s IRA, over all of which shares he shares voting and investment power. Does not include 476 shares owned by his adult daughters or 200 shares owned by his brother, over all of which shares Mr. Warren asserts no voting or investment power.
(7)	Includes 5,177 shares owned by Mr. Weaver’s IRA.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Securities and Exchange Act of 1934 required the Company’s executive officers and directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.

Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10% of its common stock who is not also a director.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2005 fiscal year all filings applicable to its officers and directors were complied with in a timely manner, except for one delinquent filing for Mr. Pollack, one delinquent filing for Mr. Jones, one delinquent filing for the former Company President and Bank CEO John L. Coleman, and three delinquent filings for the former Bank President Joe Strickland.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Mauldin & Jenkins, LLC, acted as the Company’s principal independent certified public accountants for the year ended December 31, 2005. Representatives of Mauldin & Jenkins, LLC will be present at the 2006 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

Audit and Other Fees Paid to Independent Accountants. The following table sets forth the fees paid to the Company’s independent accountants, Mauldin & Jenkins, LLC, for the services indicated.

	2005*	2004*
Audit Fees	$64,300	$56,000
Audit-Related Fees	0	0
Tax Fees ‡	$7,050	$6,950
All Other Fees	n/a	n/a

*	Based on an estimate provided by Mauldin & Jenkins, LLC. Includes fees for services billed to the Company in the following year in connection with the indicated year’s audit and review of interim financial statements.
‡	Consists of tax return preparation services.

Audit Fees. Audit fees represent fees billed by Mauldin & Jenkins for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2004 and 2005; (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB; and (3) services provided in connection with statutory and regulatory filings.

Audit Related Fees. Audit related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above. Audit related fees consist of accounting consultations regarding deferred compensation and other real estate owned. No audit related fees were incurred in 2004 or 2005.

Tax Fees. Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins for tax compliance, tax advice, and tax planning.

The fees billed by Mauldin & Jenkins are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2005, 100% of the fees incurred were pre-approved.

The Audit Committee has considered the provision of non-audit services by Mauldin & Jenkins, LLC and has determined that the provision of such services was consistent with maintaining the independence of Mauldin & Jenkins, LLC.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General. The Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder must submit the following information in writing, addressed to the Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 150 Covington Street, Jackson, Georgia 30233:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5. A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications. The Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Nominating Committee deems relevant.

Other Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to either the Corporate Secretary or the Shareholder Relations Officer of the Company, in each case at the address of the Company’s principal office at 150 Covington Street, Jackson, Georgia 30233. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals for 2006 Annual Meeting. Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than December 15, 2006 to be included in the 2007 proxy materials. If the Company does not receive such notice prior to that date, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2007 proxy statement. However, if the Reorganization is completed and we terminate the registration of our common stock, we will no longer be subject to these SEC regulations.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

The Company will be pleased to make its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, available without charge to interested persons. Written requests for the report should be directed to Emory B. Lewis, President and CEO, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia, 30233.

FIRST GEORGIA COMMUNITY CORP.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 25, 2006 10:00 am

The undersigned hereby appoints Emory B. Lewis and George L. Weaver, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of First Georgia Community Corp., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Butts County Library, 436 E. College Street, Jackson, Georgia, and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL:	To elect the nine (9) persons listed below to serve as Directors of First Georgia Community Corp. for a one-year term:

Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Emory B. Lewis, Harry Lewis, Joey McClelland, Alexander Pollack, James H. Warren and George L. Weaver

☐	FOR all nominees listed above (except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space                                                                                       .

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR the proposal.

Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)
[LABEL]

Name(s) of Shareholders(s)

Date: , 2006
(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.

I WILL              WILL NOT              ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE